Exhibit 5.1

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293 Eisenhower Parkway Suite 135 Livingston NJ 07039	415 S Murphy Ave Sunnyvale Ca 94086	1180 Avenue of the Americas 8th Floor New York, NY 10036	1 Raffles Place - Tower 2, #20-61 Singapore 048616

September 15, 2025

Board of Directors

Room 519, 05/f Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Next Technology Holding Inc., a Wyoming corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes the base prospectus contained therein (the “Prospectus”) relating to the registration for offering and sale from time to time by the Company of an indeterminate number of shares of common stock of the Company, no par value (the “Common Stock”), with an initial aggregate offering price of up to $500,000,000. The Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

We have reviewed and relied upon, without independent verification, such matters and documents, and the representations contained therein, as we have deemed necessary to render the opinions set forth below. Such documents include, without limitation:

(i) the Company’s articles of incorporation, as amended (the “Articles of Incorporation”);

(ii) the Company’s amended and restated bylaws, as amended (the “Bylaws”);

(iii) the Registration Statement and the Prospectus, including all exhibits filed therewith;

(iv) Resolutions of the Board of Directors of the Company, dated September 9, 2025, approving the transactions contemplated under the Registration Statement and the Prospectus;

(v) An opinion letter issued by Long Reimer Winegar LLP, dated September 15, 2025, a copy of which is filed as Exhibit 5.2 to the Registration Statement (the “Wyoming Opinion”);

(vi) The Company’s filings on the Commission’s website via EDGAR and which are incorporated by reference in the Registration Statement; and

(vii) Such statutes, records and other documents as we have deemed relevant.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents and that each signatory to such document has or will have sufficient legal capacity to execute such document. We assume that there exists no provision of any document other than those we have reviewed that bears upon or is inconsistent with this opinion.

In addition, we have not conducted any independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

We are members of the Bar of the State of California. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the internal laws of the State of California and the federal laws of the United States. In particular, we express no opinion as to matters governed by Wyoming law. With respect to any and all such matters, with your consent, we have relied upon the Wyoming Opinion, and the opinions expressed herein are subject to the same qualifications, assumptions and limitations as are set forth in the Wyoming Opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) thereto required by applicable laws have been duly and timely delivered and filed as required by such laws, (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company, (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Articles of Incorporation, including, without limitation the authorization thereunder of a sufficient number of shares of Common Stock, and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company, and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and the Prospectus and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are we are an “expert” within the meaning of the Securities Act or in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ MagStone Law, LLP
MagStone Law, LLP

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